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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE


                    SYSTEMSOFT(R) ANNOUNCES FINANCIAL RESULTS
                        FOR SECOND QUARTER OF FISCAL 1998

                 Revenues Increase 39 Percent Over Previous Year


       NATICK, Mass., -- Aug. 21, 1997 -- SystemSoft Corp. (NASDAQ: SYSF) today reported financial results for its fiscal 1998 second quarter, completed July 31, 1997. The company reported its largest-ever quarterly revenues.

       Revenues for the quarter were $12.9 million, an increase of 39 percent from $9.3 million in the same period last year. Net income for the quarter was $749,000 or $.03 per share, a decrease of 50 percent from $1.5 million or $.06 per share a year ago.

       For the first six months of fiscal year 1998, SystemSoft revenues were $25.4 million, an increase of 46 percent over $17.3 million in the comparable period last year. Net income for the first six months of fiscal 1998 was $2.8 million, unchanged from the prior year. Earnings per share for the six-month period were $.10 per share, versus $.11 in fiscal 1997. Per-share comparisons are adjusted to reflect the company's two-for-one stock dividend effective July 1996.

       "This quarter, SystemSoft experienced 39 percent revenue growth over the same quarter of the prior year," said Robert F. Angelo, chairman, CEO, and president of SystemSoft. "Since the company was founded seven and one-half years ago, we have consistently grown in excess of 50 percent year-over-year. We continue to have great expectations for our company that are based on our ability to develop new technologies and license them to PC manufacturers worldwide."

       "We continue to educate ourselves and our clients on how the newest technologies for call avoidance and call efficiency can be best applied to the rapidly growing PC





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support cost problem," said Angelo. "During the quarter, we signed agreements with eight new SystemWizard(TM) technology customers - far greater than the company's publicly stated goal of one or two per quarter. New PC manufacturers licensing SystemWizard products and technology include; Acer, Dell, Fujitsu, Hitachi, RIOS, and Nexar. New third party service providers include CompuCom and GE Capital.

       "As important as these new relationships are, it must be noted that many of these new contracts are pilot agreements. In these pilot agreements, both the customer and SystemSoft plan to put forth significant resources and energy to make the initial SystemWizard installations great successes. Therefore, in the short term, these will not be revenue or profit producing agreements. While we are very pleased with the number of new SystemWizard agreements completed this quarter, the nature of the agreements has had an impact both on short-term revenue and earnings. We anticipate that the pilot agreements will help SystemSoft grow the SystemWizard business over the long term."

SYSTEMWIZARD ON TRACK FOR FUTURE GROWTH

       "Despite these short-term obstacles, I am pleased with the progress that we continue to make with SystemWizard," Angelo said. "Our current customers continue to show strong support for SystemWizard. Micron, according to IDC Research, the tenth-largest computer shipper in the U.S., confirms that SystemWizard is having a dramatic and positive effect on customer satisfaction. A Micron survey of their users published today by SystemSoft shows a much higher percentage of users employing SystemWizard and a problem-resolution success rate of more than 50 percent - more than doubling our target design objectives for the product. We are very pleased that Micron has expanded their SystemWizard offering and plans to ship on all platforms beginning in September."

       "During the quarter, Packard Bell NEC, the second-largest shipper in the U.S., began shipping SystemWizard on additional models, and they have licensed our latest release of SystemWizard at a higher per-unit royalty than in their original agreement.

       "The new SystemWizard technology agreements with Acer, according to IDC the number-six worldwide portable shipper; Dell, the number-seven worldwide portable




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shipper; Fujitsu, the number-five worldwide portable shipper; and Hitachi, the number-seven U.S. shipper, will bring SystemWizard to the mobile-computing platform. According to IDC Research, these customers account for more than 15 percent of worldwide mobile PC shipments.

            "SystemSoft will continue with the pilot program strategy in an effort to position the technology and the company for its greatest long-term potential. We expect the short-term impact on quarter to quarter revenue and earnings from this pilot program to continue for the next two quarters."

PLATFORM PRODUCTS CONTINUE TO EXCEL

       The company reported continued strength in its platform-products business. "Our core system software business - PC Card software, BIOS, and power management continues to grow," Angelo said. "This is the company's core business
- system software for notebook manufacturers - and we continue to be strong in this segment. We continue to anticipate significant royalty streams from this business." Highlights for the quarter included:

       - CardWorks(TM) for Windows(R) 95 and CardWizard(TM) for Windows NT 4.0 begin shipping on IBM ThinkPad 380 series of notebook PCs.
       - MiTAC International's MiTAC 5027 notebook computer - equipped with SystemSoft's BIOS, power-management, hot docking, and PC Card software - won BYTE Magazine's "Best Portable" award at the Computex trade show in Taipei.
       - Hitachi PC Corporation, the world's fastest-growing notebook manufacturer, began shipping SystemSoft's BIOS, power-management, and other system-level software with its acclaimed VisionBook Plus computers.
       - Record number of new design wins in the Asia/Pacific region following the company's early support for new Intel chipsets and advanced Microsoft software standards.



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UNIVERSAL SERIAL BUS (USB) BUSINESS GROWING RAPIDLY

       During the quarter, SystemSoft expanded its market-leading USB product family with integrated suites for manufacturers of USB-compatible scanners and un-interruptible power supplies (UPS). These are comprehensive firmware/software solutions that improve time-to-market for peripheral manufacturers.

       In addition, Texas Instruments agreed to bundle SystemSoft's USB Monitor Software Suite with its TUSB2140 hub controller evaluation kit. The agreement enables monitor manufacturers to procure a single hardware/firmware package that provides full USB compatibility at a low cost.

       "We're pleased with the breadth of our USB products," said Angelo. "According to Dataquest, the market for USB-compliant peripherals is expected to grow rapidly. In fact, Dataquest predicts that virtually 40 percent of PCs shipped this year and virtually all PCs shipped next year will support USB peripherals. Our offerings in this area leave us well positioned to capitalize on this market."

ABOUT SYSTEMSOFT

        SystemSoft is the pioneer in system-level software, connectivity, and problem-resolution technologies and the maker of SystemWizard call-avoidance software and CardWizard PC Card troubleshooting and configuration software. Other products include a family of Universal Serial Bus firmware, ACPI firmware, Plug-and-Play software, power-management software, and BIOS. SystemSoft licenses its products primarily to Original Equipment Manufacturers (OEMs), including manufacturers of PCs, and independent software and hardware vendors. Its customers include Acer, Apple Computer, AST Computer, Compaq, Digital Equipment Corporation, Gateway 2000, Hewlett-Packard, Hitachi, IBM, Intel, Microsoft, Motorola, NEC, and Toshiba.

       Based in Natick, Mass., SystemSoft employs more than 250 at its headquarters and in offices in Boulder, Colo.; Santa Clara, Calif.; Oxnard, Calif.; Yokohama, Japan; and Taipei, Taiwan.



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                                      # # #

Any statements concerning, among other things, future revenues and earnings, plans and objectives of management for future operations, and future economic performance that are not historical facts contained in this release are forward looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to those relating to variances between actual and estimated costs and expenses, product demand, pricing, market acceptance, the effect of economic conditions, intellectual property rights and litigation and the outcome of governmental proceedings, competitive products, risks in product and technology development, the results of financing efforts, the ability to complete transactions, and other risks identified in the Company's Securities and Exchange Commission filings including those risks identified in the Company's annual report on SEC form 10-k for the fiscal year ended January 31, 1996.

SystemWizard, CardWizard and CardWorks are trademarks and SystemSoft is a registered trademark of SystemSoft Corp. Other product names used in this publication are for identification purposes only and may be trademarks of their respective companies.

Information on SystemSoft products and services is available on the World Wide Web at http://www.systemsoft.com.

For more information, contact:

SystemSoft Corporation                  Copithorne & Bellows
Paul Sereiko/Paul Pedevillano           Sara Buda/Tim Hurley
508/651-0088                            617/450-4300






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
                                  SYSTEMSOFT CORPORATION
                     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                             Three Months Ended July 31,   Six Months Ended July 31,
                                             ---------------------------   -------------------------
In Thousands, except per share data               1997          1996           1997          1996
                                                -------       -------        -------       -------
                                                     (Unaudited)                  (Unaudited)
Revenues:
    Software license fees                       $10,414       $ 5,454        $21,073       $10,809
    Engineering services                          2,101         3,155          3,347         5,390
    Related party                                   375           682            815         1,140
    Other                                            15             0            146             2
                                                -------       -------        -------       -------
          Total revenues                         12,905         9,291         25,381        17,341
                                                -------       -------        -------       -------

Cost of revenues:
    Software license fees                         1,351           577          2,322           980
    Engineering services                          1,110           951          2,256         1,704
    Related party                                   362           208            676           423
    Other                                             8             0              9             0
                                                -------       -------        -------       -------
          Total cost of                           2,831         1,736          5,263         3,107
          revenues
                                                -------       -------        -------       -------

Gross profit                                     10,074         7,555         20,111         4,234

Operating
expenses:
    Research and development                      3,208         1,933          6,343         3,619
    Sales and marketing                           3,619         2,670          6,525         5,085
    General and administrative                    2,238           745          3,224         1,434
                                                -------       -------        -------       -------
          Total operating                         9,065         5,348         16,092        10,138
          expenses
                                                -------       -------        -------       -------

Income from operations                            1,009         2,207          4,026         4,096

Interest income,                                     75           106            104           204
net
Foreign exchange gain (loss)                         34           (23)             2           (44)
                                                -------       -------        -------       -------
Income before provision for income                1,118         2,290          4,132         4,256
taxes
Provision for income taxes                          369           801          1,364         1,489
                                                -------       -------        -------       -------

Net income                                      $   749       $ 1,489        $ 2,768       $ 2,767
                                                =======       =======        =======       =======


Net income per common share (1)                 $  0.03       $  0.06        $  0.10       $  0.11
                                                =======       =======        =======       =======

Weighted average number of common and
common equivalent shares outstanding (1)         27,149        25,031         27,003        24,098
                                                =======       =======        =======       =======

(1) Per share data has been retroactively adjusted for 2:1 stock dividend that was issued on July 17, 1996




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
                              SYSTEMSOFT CORPORATION
                       CONDENSED CONSOLIDATED BALANCE SHEETS




                                                             July 31,                January 31,
In Thousands                                                   1997                     1997
                                                             --------                -----------
                                                           (unaudited)
ASSETS

Cash and marketable securities                               $ 12,449                  $ 11,909
Accounts receivable, net                                       14,679                    12,353
Receivable from related party                                   1,642                     1,466
Prepaid royalties                                               7,273                         -
Prepaid and other current assets                                3,412                     2,444
Deferred income  taxes                                          2,528                     2,528
                                                             --------                  --------
         Total current assets                                  41,983                    30,700

Property and equipment, net                                     5,961                     4,936
Purchased software costs,  net                                  5,507                     3,747
Software development costs,  net                                1,340                     1,368
                                                             ========                  ========
         Total assets                                        $ 54,791                  $ 40,751
                                                             ========                  ========


LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable, accrued expenses and
other current liabilities                                       7,292                     5,595

Deferred income taxes                                           1,642                     1,642

Common stock                                                      255                       251
Additional paid-in capital                                     78,242                    68,671
Warrants                                                        3,771                     3,771
Treasury stock                                                   (427)                     (427)
Accumulated earnings (deficit)                                (35,984)                  (38,752)
                                                             --------                  --------
         Total stockholders' equity                            45,857                    33,514
                                                             ========                  ========
         Total liabilities and stockholders' equity          $ 54,791                  $ 40,751
                                                             ========                  ========





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